UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2025 (November 21, 2025)

Aether Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42595	35-2818803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, 30th Floor

New York, New York 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (347) 363-0886

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	ATHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Director Removal

On November 21, 2025, Aether Holdings, Inc. (the “Company”) received a written consent in lieu of stockholder meeting dated November 21, 2025, executed in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”) and Article III Section 8 of the Company’s Amended and Restated Bylaws, whereby Elixir Technology Inc., an entity controlled by Jaclyn Mang Hei Wu, a member of our board of directors, and Up and Up Ventures Limited, an entity controlled by Nicolas Kuan Liang Lin, our Chairman and Chief Executive Officer, which together are the beneficial owners of a majority of the Company’s outstanding common stock, removed Mr. David Mandel from the Company’s board of directors with immediate effect pursuant to Section 141(k) of the DGCL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2025	Aether Holdings, Inc.

	By:	/s/ Suresh Iyer
	Name:	Suresh Iyer
	Title:	Chief Financial Officer